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                                                                    Exhibit 99.1

                                                 JDA INVESTOR RELATIONS CONTACT:
                                 Kristen L. Magnuson, Senior Vice President, CFO
                                                           Phone: (480) 308-3000

JDA SOFTWARE GROUP, INC.
NEWS RELEASE

                                                   JDA PUBLIC RELATIONS CONTACT:
                                    Michelle Kershner, Manager, Public Relations
                         Phone: (480) 308-3294; Email: michelle.kershner@jda.com
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JDA SOFTWARE TO ACQUIRE PRICER AB'S INTACTIX SUBSIDIARY TO EXPAND PRODUCT SUITE
WITH SPACE PLANNING SOLUTION; WILL ADD OVER 3,400 CLIENTS & OFFER RETAIL SUPPLY CHAIN BUSINESS-TO-BUSINESS SOLUTION

SCOTTSDALE, ARIZ. - FEBRUARY 24, 2000 - JDA(R) SOFTWARE GROUP, INC. (Nasdaq:
JDAS), an international provider of enterprise retail solutions, announced today that it has signed a definitive purchase agreement to acquire the assets of INTACTIX, a market leading provider of space management solutions, from PRICER AB, a Swedish provider of electronic shelf labeling systems, for $20.5 million in cash. The Intactix business unit reported revenues of $24 million for the year ended December 31, 1999, including $8 million in maintenance. JDA expects the acquisition to be modestly accretive in fiscal 2000. The acquisition will be accounted for as a purchase. The companies expect the acquisition to close by the end of March 2000. The acquisition is subject to the approval of certain governmental regulatory agencies and other standard conditions.

JDA EXPANDS PRODUCT SUITE WITH MARKET LEADING SPACE MANAGEMENT SOLUTION

         The Intactix acquisition supports JDA's strategy for building upon its integrated, enterprise retail solution with complementary products that address the most pressing issues in retail today. In addition, this transaction enables JDA to significantly extend its reach into the consumer product goods (CPG) space. With a referenceable client base of approximately 3,400 companies including Bristol-Myers Squibb Company, Coca-Cola Company, Johnson and Johnson, Kmart Corporation, Procter & Gamble, Inc., Safeway UK, Sainsbury's, Sears, Roebuck and Company (US), and Wal-Mart Stores, Inc., Intactix is widely known for its market-leading space management solution for retailers and prominence in the CPG industry. Combined with JDA's over 740 clients, the acquisition of Intactix would increase JDA's client base to over 4,140, spring boarding JDA into a position to provide software solutions for the entire retail supply chain.
         "The functions within the retail supply chain are becoming increasingly blurred as retailers and consumer products goods manufacturers are looking for solutions to minimize costs and maximize customer satisfaction through improved operational efficiencies," stated JIM ARMSTRONG, JDA'S CEO. "By expanding our analytical offering with Intactix space management solutions and growing our presence in the CPG market, JDA will be solidly positioned to provide the most comprehensive, integrated merchandise planning and business-to-business solution for retailers and their suppliers."

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JDA Acquires Intactix
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ACQUISITION PROVIDES BUSINESS-TO-BUSINESS SOLUTION FOR THE RETAIL SUPPLY CHAIN

         The Intactix acquisition will enable JDA to introduce several new applications in the Arthur Enterprise Suite of merchandise management applications. Two of these applications will be marketed as: ARTHUR PRO/SPACE, a next generation planogramming solution that allows users to build, analyze, and distribute accurate and real-life planograms that are as graphically rich as they are data intensive; and ARTHUR PRO/SPACE.NET, a business-to-business solution. As delivered, Arthur Pro/Space.net will enable retailers and their suppliers to collaborate over the Internet to build, analyze and distribute accurate and real-life planograms. Following the introduction of the Arthur E-Planning Portal, Arthur Pro/Space.net will become JDA's second business-to-business solution in the Arthur Enterprise Suite. In addition to Arthur Pro/Space and Arthur Pro/Space.net, JDA will continue to market the other Intactix space management solutions to existing JDA clients.

         The benefits of integrating the Intactix space management solutions with JDA's products include:

         o Expanded business-to-business solution. By integrating Arthur Pro/Space.net with Arthur E-Planning Portal, JDA delivers the most functionally rich business-to-business collaborative planning solution for retailers and their suppliers to share plans and up-to-the-minute results.

         o Best of breed and seamless integration. By integrating store floor and space planning with merchandise financial plans, assortment planning, clustering, category analysis and decision making into one seamless suite of strategic merchandise management applications, JDA provides retailers and CPG manufacturers the capabilities needed to perform top-down and bottom-up merchandise planning.

         o Comprehensive category management. By combining the Arthur planning, assortment planning, allocation and performance analysis applications, JDA's core merchandise management capabilities and Intactix's advanced space management, retailers and CPG manufacturers can collaborate to optimize the economic outcome for a given grouping or category of products.

         GREG MORRISON, JDA'S SENIOR VICE PRESIDENT, ANALYTIC APPLICATIONS BUSINESS UNIT AND MANAGING DIRECTOR, JDA ARTHUR, will oversee the integration of the Intactix products into JDA's business. Morrison is a seasoned professional with a proven track record of being able to quickly integrate newly acquired companies into JDA's business. Morrison was recently responsible for the successful integration of the Arthur Retail Business Unit acquired in June 1998. Reporting to Morrison will be KEVIN STADLER, currently Intactix's CEO and president, who will serve as MANAGING DIRECTOR AND VICE PRESIDENT of JDA's new Intactix product line.

         "The combination of the JDA applications, in particular the Arthur Enterprise Suite, with the Intactix applications provides unique capabilities to the retail and CPG industry. We're particularly excited

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about the new Internet business-to-business possibilities that will be provided by integrating our product sets," commented Stadler.

JDA EXPECTS IMPROVED PROFITABILITY FOR INTACTIX SOLUTIONS

         Intactix reported that it was profitable in fourth quarter 1999 for the first time since 1997. JDA expects to continue to improve profitability of the Intactix product line by combining JDA's financial strength and leveraging synergies across the new organization. As such, JDA will merge the duplicate JDA and Intactix offices in 10 cities. JDA will retain Intactix's Dallas, TX head office and move the JDA Dallas-based associates into the Intactix location and share administrative resources.

         "Since Pricer announced that it would sell its space management subsidiary in 1998, Intactix has operated in a challenging mode. We expect that by integrating Intactix into our business, we'll add the needed clarity for the associates, clients and prospects regarding the longevity of Intactix products," stated Armstrong.

         The positive results that JDA has realized since its June 1998 acquisition of the Arthur Business Unit from Comshare demonstrate JDA's ability to strategically select acquisition targets and quickly assimilate them to positively impact revenues in a short time frame. The Arthur acquisition was accretive within the first year of JDA operation. Further, the Arthur Business Unit realized record revenues during that time period.

ACQUISITION TO PROVIDE SELLING OPPORTUNITIES ACROSS THE SUPPLY CHAIN

         In addition to expanding its product line, JDA's acquisition of Intactix presents a wealth of new selling opportunities. The Company plans to exploit the acquisition to expand its small but established presence in the CPG space with the JDA Boost planning product. Approximately 40 manufacturers, including such blue-chip companies as Levi Strauss Europe, Middle East and Africa, Heineken, Bacardi and SC Johnson Wax, are using Boost. "We will merge Boost with the Intactix applications and market the combined solution in the retail and CPG spaces under the market-leading Arthur brand. Given that only approximately 50 retailers and suppliers worldwide out of our combined client base of over 4,140 use both JDA and Intactix, this acquisition enables us to leverage and merge our respective market expertise to successfully cross-sell in our newly expanded retail and CPG client base," stated Armstrong.

CONFERENCE CALL INFORMATION AND QUESTION & ANSWER DOCUMENT

         JDA will host a conference call today at 8:30 a.m. Eastern Standard Time to discuss its acquisition of Intactix. The following telephone numbers can be used for anyone interested in participating: 1-800-450-0788 (United States) or : (612) 288-0318 (International) and ask the operator for the "JDA Discussion." A

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replay of the conference call will begin today at 11:30 a.m. Eastern Standard
Time and end on March 09, 2000 at 11:59 p.m. Eastern Standard Time. Interested parties can hear the recall by dialing 800-475-6701 (United States) or (320) 365-3844 (International) using Access Code 504614.

         Additionally, interested parties can hear the conference call over the Internet through Vcall. To listen, callers must log onto the Vcall web site, http://www.vcall.com, by 8:15 a.m. EST to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on Vcall shortly after the call and a transcript will be posted to Vcall's web site 24 to 48 hours after the call.

         A Question and Answer document is available at http://www.jda.com under "News & Events" for more information.

ABOUT INTACTIX SPACE MANAGEMENT SOLUTIONS

         Intactix provides products and services that help space and category managers perform their tasks. These tasks include planogram and database translation; planogramming/space management; planogram data collection/auditing; assortment analysis and planogram production; inventory management; store planning and modeling; integrated database management; and category management.

         The products include Pro/Space, next generation planogramming product; InterCept, aWindows-based space management system; AutoPilot, space management automation; Planogram Site Builder, Web page layout for InterCept planograms; InterRange, an assortment analysis and production tool, InterPrint, a printing solution; Pro/Retail, a 32-bit interface; Pro/Sortment, a 32-bit item assortment tool; and Pro/Floor, a top down retail floor planning tool.

ABOUT PRICER AB

         Pricer AB was founded in 1991 in the city of Uppsala, Sweden. In only a few years, it has built a leading position in the growing market of electronic price and information systems for the retail trade. Through the co-operation with Intactix International Inc., the world leader in Space Management, Pricer has built a strong platform for future growth. Pricer offers integrational IT solutions such as electronic price and information systems, application software and consulting services to substantially improve consumer value and satisfaction and increase the profitability of retailers and their suppliers. The Pricer Group have subsidiaries in eleven countries. The share is listed on the O-list of OM Stockholm Stock Exchange.

ABOUT JDA SOFTWARE GROUP, INC.

         JDA Software Group, Inc. (NASDAQ:JDAS) is the leading global provider of integrated retail software products and professional services with more than 740 clients in over 50 countries. Addressing the

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requirements of both brick and mortar and "click and mortar" companies, JDA's state-of-the-art solutions include merchandising, planning, allocation, decision support and financial systems; warehouse management and logistics systems; point-of-sale and back-office in-store systems; and the industry's first integrated commercial e-retail applications. Founded in 1985, JDA employs approximately 1,100 associates operating from 21 offices worldwide. With headquarters in Scottsdale, Arizona, the company has offices in major cities throughout the United States as well as internationally in Canada, the United Kingdom, France, Mexico, Brazil, Chile, Japan, Singapore, and Australia. For more information, refer to JDA's Web site at http://www.jda.com.

                                      -30-

         This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the expected timeframe for closing the acquisition, product development, product integration, anticipated financial results and financial strategies, cross-selling opportunities created by the transaction, and further penetration of markets. Future events may involve risks and uncertainties, among which are uncertainties related to the final development and market acceptance of proposed new products, the ability to complete acquired products under development and integrate new products into existing JDA products, the effectiveness of sales and marketing programs to promote and distribute new products into new markets, actions by competitors which could affect sales, pricing and profitability of the Company's products, management of product transition, international sales, the ability of the Company to attract and train the skilled personnel required to implement its products, general market conditions and other risks detailed in the prospectuses relating to the Company's recently completed public offering, and which are and will be detailed from time to time in SEC reports filed by the Company.

         Acquisitions involve a number of special risks, including the inability to obtain, or meet conditions imposed for, governmental approvals for the acquisition, diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, costs related to the acquisition and the integration of acquired businesses, products, technologies and employees into the Company's business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition the Company may pursue, and any related diversion of management's attention, could have a material adverse effect on the business, operating results and financial condition of the Company. Moreover, there can be no assurance that any products acquired will gain acceptance in the Company's markets, that the Company will be able to penetrate new markets successfully or that the Company will obtain the anticipated or desired benefits of such acquisitions. Any acquisition pursued or consummated by the Company could result the Company incurring debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on the Company's business, operating results and financial condition.